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                                                                  EXHIBIT 10.10


                                     SCRIPPS BANK
                             SUPPLEMENTAL RETIREMENT PLAN

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                                     SCRIPPS BANK
                             SUPPLEMENTAL RETIREMENT PLAN



                                  TABLE OF CONTENTS

                                                                          PAGE


ARTICLE I.  INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Purpose of Plan. . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE III.  BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     3.1  Retirement Benefits. . . . . . . . . . . . . . . . . . . . . . .  1
          a.   Benefit . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          b.   Inflation Adjustment. . . . . . . . . . . . . . . . . . . .  2
     3.2  Disability Benefits. . . . . . . . . . . . . . . . . . . . . . .  2
     3.3  Preretirement Termination of Employment. . . . . . . . . . . . .  2
     3.4  Death Benefits . . . . . . . . . . . . . . . . . . . . . . . . .  2
     3.5  Funding. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE IV.  ADMINISTRATION OF PLAN. . . . . . . . . . . . . . . . . . . .  3
     4.1  Plan Administrator . . . . . . . . . . . . . . . . . . . . . . .  3
     4.2  Reliance on Tables . . . . . . . . . . . . . . . . . . . . . . .  4
     4.3  Indemnification of Administrator . . . . . . . . . . . . . . . .  4

ARTICLE V.  AMENDMENT AND TERMINATION OF PLAN. . . . . . . . . . . . . . .  4
     5.1  Amendment and Termination. . . . . . . . . . . . . . . . . . . .  4

ARTICLE VI.  CLAIMS FOR BENEFITS . . . . . . . . . . . . . . . . . . . . .  4
     6.1  Notice of Denial of Claim. . . . . . . . . . . . . . . . . . . .  4
     6.2  Extension of Time. . . . . . . . . . . . . . . . . . . . . . . .  5
     6.3  Review of Denial of Claim. . . . . . . . . . . . . . . . . . . .  5

VII.  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . .  5
     7.1  Information to be Furnished. . . . . . . . . . . . . . . . . . .  5
     7.2  Limitation of Rights . . . . . . . . . . . . . . . . . . . . . .  5
     7.3  Spendthrift Clause . . . . . . . . . . . . . . . . . . . . . . .  5
     7.4  Plan Not Employment Contract . . . . . . . . . . . . . . . . . .  6
     7.5  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .  6
     7.6  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

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I.                                    INTRODUCTION

     1 PURPOSE OF PLAN. The purpose of this Plan is to provide Ronald Carlson, current President of the Company, with supplemental retirement benefits, disability benefits and preretirement death benefits to reward his past service with the Company and to provide an incentive for him to remain with the Company until retirement.


II.                                   DEFINITIONS

     1    "Administrator" means the Compensation, Audit and Nominating Committee of the Board of Directors of the Company or such other person or committee as may be appointed from time to time by the Board of Directors of the Company to supervise the administration of the Plan.

     2    "Company" means Scripps Bank, a corporation organized under the laws of California.

     3    "Employee" means Ronald Carlson.

     4    "Plan" means the Scripps Bank Supplemental Retirement Plan set forth herein, together with any and all amendments and supplements hereto.

     5    "Plan Year" means the calendar year.


III.                                    BENEFITS

     1  RETIREMENT BENEFITS.

          a. BENEFIT. If the Employee remains in the employment of the Company until such time as he attains age 67, ____________, 2002 (the "Retirement Date"), Employee shall be entitled to receive a monthly annuity payment from the Company in the amount of $4,167, commencing on the first day of the month that next follows his Retirement Date and continuing on the first day of each subsequent month until the month next following the date of Employee's death. In the event that Employee defers retirement beyond the Retirement Date, the monthly benefit shall be actuarially increased to reflect the delayed commencement of the benefit payments. In the event that Employee retires or terminates employment before the Retirement Date and wishes to commence benefits prior to the Retirement Date, the monthly benefit shall be actuarially decreased to reflect the early commencement of the benefit payments. Notwithstanding the preceding sentence, the Company in its sole and absolute discretion may, upon termination of the Plan, pay the Employee the lump sum present value of the then remaining retirement benefit payable under this Section 3.1. The determination of present value and any actuarial adjustments in the annuity payment to reflect an early or late commencement of

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benefits hereunder shall be made by an actuary selected by the Company.
Applicable income or other taxes shall be withheld from all payments made under this Section 3.1.

          b. INFLATION ADJUSTMENT. On each anniversary of the Retirement Date, the monthly benefit under this Section 3.1 shall be increased by three percent (3%) as a cost-of-living adjustment.

     2 DISABILITY BENEFITS. If the Employee terminates employment with the Company prior to the Retirement Date as a result of total disability, Employee shall be entitled to receive the monthly benefit set forth in Section 3.1 above, without any actuarial reduction to reflect the early commencement of benefits, commencing on the first day of the month that next follows the date of the Employee's termination of employment due to total disability and continuing until the month next following the date of the Employee's death. For purposes of this Plan, total disability shall mean the inability of the Employee, because of a physical or mental impairment that is expected to be of long-term duration, to perform the usual duties of the Employee. Total disability shall be determined by a physician selected by the Company.

     3 PRERETIREMENT TERMINATION OF EMPLOYMENT. If the employment of the Employee is terminated for cause, the Employee shall be entitled to no benefits under this Plan. For purposes of this Agreement, termination for cause shall mean termination for any of the following reasons: (i) theft or dishonesty;
(ii) improper use or disclosure of Company confidential information; and (iii) failure or inability to carry out duties after written notice and opportunity to cure.

     4 DEATH BENEFITS. If the Employee dies after payment of benefits under this Plan have commenced or prior to the commencement of benefits hereunder and Employee is survived by Barbara Ann Carlson ("Barbara"), Barbara shall receive a monthly annuity payment equal to one-hundred percent (100%) of the monthly annuity payable to Employee under Section 3.1 or 3.2 of this Plan (as applicable). The monthly annuity payment shall commence on the first day of the month next following the date the last payment was made to Employee under
Section 3.1 or 3.2 (as applicable) (or the first day of the month following the date of Employee's death if payments to Employee had not commenced) and shall end on the first day of the month next following Barbara's death. The Company in its sole and absolute discretion shall be entitled to pay Barbara the lump sum present value of the survivor's annuity at any time. The determination of present value shall be made by an actuary selected by the Company. Applicable income and other taxes shall be withheld from all payments made under this
Section 3.4. In the event that Barbara predeceases Employee, no survivor or death benefits shall be payable under this Agreement upon Employee's death. Except as provided in this Section 3.4, no person shall be entitled to a survivor or death benefit under this Agreement upon Employee's death.

     5 FUNDING. In order to satisfy the Company's obligation under this Plan to pay benefits to Employee, the Company shall contribute certain amounts to a trust established for this purpose (the "Supplemental Retirement Trust"). The Company shall contribute to the Trust, from time to time, such amounts as are determined by an actuary to be necessary to fund the Company's obligation hereunder. All contributions shall be made in cash. The Company shall direct the investment of the Supplemental Retirement Trust as it determines appropriate in its sole and

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absolute discretion.  Notwithstanding the establishment of the Supplemental
Retirement Trust and the contribution of funds thereto, title to and beneficial ownership of the Supplemental Retirement Trust shall at all times remain in the Company and be subject to the claims of the Company's general creditors, and neither Employee nor anyone claiming through or under Employee shall have any property interest whatsoever in such funds or in any specific assets of the Company.

IV.                              ADMINISTRATION OF PLAN

     1 PLAN ADMINISTRATOR. The administration of the Plan shall be under the supervision of the Administrator. It shall be a principal duty of the Administrator to see that the Plan is carried out, in accordance with its terms. The Administrator will have full power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, the Administrator's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan:

          (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

          (b) to exercise discretion in interpreting the Plan and in deciding all questions concerning the Plan, any interpretation thereof to be reviewed under the arbitrary and capricious standard;

          (c) to determine the amount to contribute to the Supplemental Retirement Trust to fund the benefits payable under this Plan and to invest any amounts set aside therein to fund the Company's obligations under the Plan;

          (d) to appoint such agents, counsel, accountants, consultants, and other persons as may be required to assist in administering the Plan; and

          (e) to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation, or designation to be in writing.

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     2  RELIANCE ON TABLES.  In administering the Plan, the Administrator shall be entitled to rely conclusively on all tables, valuations, certificates, opinions, and reports which are furnished by, or in accordance with the instructions of accountants, actuaries, counsel, or other experts employed or engaged by the Administrator.

     3 INDEMNIFICATION OF ADMINISTRATOR. The Company agrees to indemnify and to defend to the fullest extent permitted by law any director, officer or employee of the Company assisting (or who formerly assisted) in the administration of the Plan against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.


V.                         AMENDMENT AND TERMINATION OF PLAN

     1 AMENDMENT AND TERMINATION. The Plan may be amended or terminated when in the sole opinion of the Company such amendment or termination is advisable. The Plan shall be terminated immediately in the event that Employee is terminated for cause, as defined in Section 3.3 prior to Retirement Date. In the event of a termination of the Plan prior to the payment of all benefits hereunder (other than a termination described in the preceding sentence), the Company shall pay to Employee in a lump sum payment (less applicable withholdings) the present value of the retirement and survivor benefits payable under Sections 3.1 and 3.4 hereof. Upon termination of the Plan any amounts held in the Supplemental Retirement Trust that are not used for the payment of benefits under the Plan shall be transferred out of the Supplemental Retirement Trust and to the general accounts of the Company, to be used as the Company determines in its sole discretion. Except as set forth above, the amendment or termination of the Plan shall not reduce the benefit payable to Employee under the Plan or otherwise restrict his right to such benefit unless the Employee consents in writing to such amendment. Any amendment or termination shall be made by a written instrument approved by the Board of Directors.


VI.                               CLAIMS FOR BENEFITS

     1 NOTICE OF DENIAL OF CLAIM. If a claim for benefits under this Plan is denied, the Administrator shall provide notice to the claimant in writing of the denial within 90 days after its submission. The notice shall be written in a manner calculated to be understood by the claimant and shall include:

          (a)  the specific reason or reasons for the denial;

          (b) specific reference to the pertinent Plan provisions on which the denial is based;

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          (c)  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (d)  an explanation of the Plan's claims review procedures.

     2 EXTENSION OF TIME. If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial 90-day period. In no event shall such extension exceed 90 days.

     3 REVIEW OF DENIAL OF CLAIM. The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60-day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.


                            VII.  MISCELLANEOUS PROVISIONS

     1 INFORMATION TO BE FURNISHED. Employee and Barbara shall provide the Company and the Administrator with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of administration of the Plan.

     2 LIMITATION OF RIGHTS. Neither the establishment of the Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving Employee, spouse or any other person any legal or equitable right against the Company or Administrator, except as provided herein.

     3 SPENDTHRIFT CLAUSE. Neither Employee nor Barbara shall have the right to transfer, assign, alienate, anticipate, pledge, or encumber any part of the benefits provided by this Plan, nor shall such benefits be subject to seizure by legal process by any creditor of the Employee or Barbara. Any attempt to effect such a diversion or seizure shall be deemed null and void for all purposes hereunder to the extent permitted by the Employee Retirement Income Security Act of 1974, as amended (ERISA) and the Code.

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     4  PLAN NOT EMPLOYMENT CONTRACT.  Employee shall not acquire any right to be retained in the Company's employ by virtue of the Plan, nor, upon his dismissal or upon his voluntary termination of employment, shall he have any right or interest in the Plan other than as specifically provided herein.

     5 GOVERNING LAW. This Plan shall be construed, administered, and enforced according to the laws of California.

     6 SUCCESSORS. This Plan shall not be terminated merely by reason of a transfer or sale of the assets of the Company or by the merger or consolidation of the Company into or with any other corporation or entity, but the Plan shall be continued in accordance with its terms after such sale, merger, or consolidation, and the transferee, purchaser, or successor entity shall be required as part of the sale, merger, or consolidation to agree to such continuation.

          IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its name and behalf on this 22 day of December, 1997, by its officer thereunto duly authorized.

                              SCRIPPS BANK


                              By:  /s/
                                   -----------------------------
                              Its: Chairman of the Board
                                   -----------------------------

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